Exhibit 3.55

BY-LAWS

OF

NMC GROUP, INC.

A CALIFORNIA CORPORATION

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation is hereby fixed and located at 1617 South California, City of Monrovia, County of Los Angeles, State of California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES. The Board of Directors or the President of the corporation may, at any time, establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of such designation, Shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. ANNUAL MEETINGS. The annual meeting of the Shareholders shall be held on the second Tuesday of the third month following the corporate year end at 10:00 A.M. No notice shall be required for this meeting.

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of the Shareholders, such Officer shall cause notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these By-Laws or apply to the Superior Court as provided in Sec. 305(c).

Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder’s address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board, at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Sec. 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Sec. 902 of that Code, (iii) a reorganization of the corporation, pursuant to Sec. 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Sec. 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Sec. 2007 of that Code, the notice shall also state the general nature of that proposal.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent of the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec. 601(e).

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided further, that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603(d), if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of directors.

Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the GCL or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1) Notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder’s proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the date of any meeting of the Shareholders, unless some other day, pursuant to the provisions of Sec. 701 of the Corporations Code, be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Provided the candidate’s names has been placed in nomination prior to the voting and one or more Shareholders have given notice at the meeting prior to the voting of the Shareholder’s intent to cumulate the Shareholder’s votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future, not exceeding thirty (30) days preceding the date of any meeting of Shareholders of the date fixed for the payment of any dividend or distribution, or the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11. ORGANIZATION. The President, or in the absence of that President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

Section 13.

(A) SHAREHOLDERS’ AGREEMENTS. Notwithstanding the above provisions, in the event this corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights, the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders’ meetings and actions.

(B) EFFECT OF SHAREHOLDERS’ AGREEMENTS. Any Shareholders’ Agreement authorized by Sec. 300(b), shall only be effective to modify the terms of these By-Laws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201(e) (reorganization), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the Code or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

ARTICLE III

DIRECTORS

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of General Corporation Law and to any limitations in the Articles of Incorporation and these By-Laws relating to action required to be approved by the Shareholders, as that term is defined in Sec. 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Sec. 152 of the code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances (Sec. 309).

Section 3. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of Section 1, in the event that this corporation shall elect to become a close corporation as defined in Sec. 186, its Shareholders may enter into a Shareholders’ Agreement as provided in Sec. 300(b). Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided, however, such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Sec. 300(d).

Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be not less than five (5) nor more than eight (8) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote, as provided in Sec. 212. The exact number of Directors shall be set at the annual meeting of Shareholders, and if not so set, shall be the same as the last prevailing number of Directors. Until otherwise stated, the number of Directors is set at five (5).

Section 5. ELECTION AND TERM OF OFFICE OF DIRECTOR. The Director shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 6. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 8. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

Section 9. ORGANIZATION MEETING. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders. Notice of this meeting shall not be required.

Section 10. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call, at such time as shall be from time to time fixed by the Board of Directors.

Section 11. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by the Chairman of the Board or by any two (2) Directors, or by one (1) Director if only one is provided.

At least forty-eight (48) hours’ notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located, at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided, shall be due, legal and personal notice to such Director.

When all of the Directors are present at any Directors’ meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 12. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BY-LAWS. In the event only one (1) Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or a quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 13. ACTION WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the minutes of the proceedings of the Board.

Section 14. QUORUM. A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 15. ADJOURNMENT. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 16. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 17. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expense for attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 18. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.

Section 19. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors, who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 20. RESIGNATIONS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE IV

OFFICERS

Section 1. OFFICERS. The Officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

Section 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 of the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in the case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or by the By-Laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, and account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent or registrar at the date of issue.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be on the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. PREEMPTIVE RIGHTS. The holders of the shares of this corporation shall have the exclusive right to purchase any shares of the corporation, and any right, options, warrants or other instruments or securities exchangeable for or convertible into shares of this corporation or evidencing any right to subscribe for, purchase or otherwise acquire shares of this corporation, which may be issued for cash or evidences of indebtedness payable at sight, upon presentation or upon demand or having a due date of less than thirty (30) days at the time of receipt by the corporation. The portion of shares that each shareholder shall have the right to purchase in any such issuance shall be in the same ratio to the total number of securities to be issued as the number of shares of this corporation held of record by such shareholder on the date set for determining the shareholders entitled to such right bears to the total number of shares of this corporation then outstanding.

Section 7. RESTRICTIONS ON TRANSFER OF SHARES. Transfers of shares of the Corporation are subject to the provisions of the Buy-Sell Agreement existing among the Shareholders.

Section 8. LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 9. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418(c).

ARTICLE VI

INDEMNITY

Section 1. DEFINITIONS. For the purposes of this section, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation or its predecessor; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” include but are not limited to attorneys’ fees and any expenses of establishing a right to indemnification under this section.

Section 2. LAWSUITS OTHER THAN BY THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of this corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of this corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

Section 3. LAWSUITS BY OR ON BEHALF OF THE CORPORATION. This corporation shall have the power to indemnify any person who was, is, or is threatened to be made a party by reason of the fact that that person is or was an agent of this corporation, to any threatened, pending, or completed legal action by or in the right of this corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of this corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

(a) Any amount paid with respect to a claim, issue, or matter for which the agent has been adjudged liable to this corporation in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending, in accordance with statutory requirements;

(b) Any amount paid in settling or otherwise disposing of a threatened or pending lawsuit, with or without court approval;

(c) Any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

Section 4. SUCCESSFUL DEFENSE BY AGENT. If the agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred.

Section 5. APPROVAL; WHEN REQUIRED. Unless indemnification is mandatory because of the agent’s successful defense on the merits, indemnification can be made only as to a specific case, upon a determination that indemnification is proper in the circumstances because the agent has met the applicable standard of conduct, and must be authorized by one of the following: (1) a majority vote of the board with a quorum consisting of directors who are not parties to the proceeding; (2) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (3) the court in which the proceeding is or was pending, upon application by the corporation, the agent, the agent’s attorney, or other person rendering services in connection with the defense, regardless of whether the corporation opposes the application.

Section 6. ADVANCING EXPENSES. Expenses incurred or to be incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding, on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

Section 7. OTHER CONTRACTUAL RIGHTS. Nothing contained in this section shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary may be entitled by contract or otherwise.

Section 8. LIMITATIONS. No indemnification or advance shall be made under this section (except where indemnification is required because of the agent’s successful defense on the merits) if it would be inconsistent with (i) a provision of the Articles of Incorporation or bylaws, a resolution of the directors or shareholders, or an agreement in effect at the time the alleged cause of action accrued which prohibits or limits indemnification, or (ii) a condition expressly imposed by a court in approving a settlement.

Section 9. INSURANCE. If the board of directors so decides, the corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability.

Section 10. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. The requirements and limitations imposed by this section do not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any benefit plan for any of the corporation’s directors, officers, or employees or those of any of its subsidiary or affiliated corporations. Furthermore, this section shall not limit any right to indemnification that such a trustee, investment manager, or other fiduciary may have as a contract right enforceable by law.

ARTICLE VII

RECORDS - REPORTS - INSPECTION

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Secs. 1600 - 1602.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in Section 213 of the Corporations Code.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC. - HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or for any amount, except as provided in Sec. 313 of the Corporations Code.

ARTICLE VIII

ANNUAL REPORTS

Section 1. REPORT TO SHAREHOLDERS - DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of the Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article II of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants, or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. WAIVER. The annual report to Shareholders referred to in Sec. 1501 of the California General Corporation Law is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE IX

AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. POWERS OF DIRECTORS. Subject to the right of Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations of Sec. 204(a) (5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3. RECORDS OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact or repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE X

REIMBURSEMENT OF DISALLOWED EXPENSES

Section 1. Any payments made to an Officer of the corporation such as salary, commission, bonus, entertainment, travel, transportation, interest, rent and medical expense, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, if such disallowance by the Internal Revenue Service is either acquiesced in by the corporation or otherwise upheld by a court of competent jurisdiction from which an appeal either cannot be or is not taken by the corporation, such payment shall be reimbursed by such Officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the Officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such Officer’s future compensation payments until the amount owed to the corporation has been recovered.

Section 2. Each Officer of the corporation shall agree, in writing, to be bound by the preceding section of these By-Laws.

ARTICLE XI

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word “California.”

ARTICLE XII

MISCELLANEOUS

Section 1. REFERENCE TO CODE SECTIONS. “Sec.” references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

Section 2. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, of which more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly by this corporation or indirectly through one or more of the subsidiaries of this corporation.

Section 4. ACCOUNTING YEAR. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

CERTIFICATE OF ADOPTION OF BY-LAWS

ADOPTION BY FIRST DIRECTORS

The undersigned person, being the duly elected President of the Corporation, hereby adopts these Bylaws as the By-Laws of the Corporation, replacing the Bylaws that had previously been in effect.

Executed this 1st day of December, 1996.

/s/ Douglas P. Stephen
DOUGLAS P. STEPHEN

CERTIFICATE BY SECRETARY

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing Code of By-Laws were submitted to the Shareholders at their first meeting held on the date set forth in the By-Laws and recorded in the minutes thereof, was ratified by the vote of Shareholders entitled to exercise the majority of the voting power of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of December, 1996.

/s/ Barbara M. Stephen
BARBARA M. STEPHEN

AMENDMENT TO BY-LAWS OF

NMC GROUP, INC.

Adopted November 17, 2008

The By-laws of NMC Group, Inc., a California corporation (the “Bylaws”), are hereby amended as set forth below:

Article III, Section 4 of the Bylaws is amended and restated in its entirety as follows:

“Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall not be less than three (3) nor more than five (5) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote, as provided in Sec. 212. The exact number of Directors shall be set by resolutions of the Shareholders. Until otherwise stated, the number of Directors is set at three (3).”